Exhibit 4.11
English Translation
Power of Attorney
     I, Zhang Xiaoya, a citizen of the People’s Republic of China (“China”), Chinese ID number: 130104196210091519, am a shareholder of Beijing Shengshi Lianhe Advertising Co., Ltd. (“Shengshi Lianhe”) and hold the 8.20% equity of Shengshi Lianhe. I hereby irrevocably authorize Mr. Xu Qing to exercise the following rights within the valid term of this Power of Attorney:
     Authorize Mr. Xu Qing (Chinese ID number: 11010119610220531x) to represent myself to exercise my shareholder rights (including voting power) as specified by PRC laws and the articles of association of Shengshi Lianhe at the shareholders’ meeting of Shengshi Lianhe, including, but not limited to, signing related legal instruments with respect to the selling or transfer of all or part of my equity in Shengshi Lianhe and as my authorized representative, nominating and appointing the general manager of Shengshi Lianhe at the shareholders’ meeting of Shengshi Lianhe.
     The precondition for the said authorization and entrustment is that Mr. Xu Qing is a Chinese citizen and an employee of AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”) and AM Technology agrees to the said authorization and entrustment. Once Mr. Xu Qing no longer serves AM Technology or AM Technology informs me to terminate the said authorization and entrustment, I will immediately withdraw the entrustment and authorization granted herein to him and will designate/authorize the other person as nominated by AM Technology to exercise any and all my shareholder rights (including voting power) at the shareholders’ meeting of Shengshi Lianhe.
     This Power of Attorney shall become effective as of the signing date and will remain in force throughout the duration of Shengshi Lianhe, unless the Amended and Restated Call Option Agreement jointly signed by me, AM Technology and Shengshi Lianhe on June 14, 2007 is prematurely terminated for whatsoever reason.

Zhang Xiaoya
/s/ Zhang Xiaoya

November 28, 2008

English Translation
Power of Attorney
     I, Xu Qing, a citizen of the People’s Republic of China (“China”), Chinese ID number: 11010119610220531X, am a shareholder of Beijing Shengshi Lianhe Advertising Co., Ltd. (“Shengshi Lianhe”) and hold the 11.94% equity of Shengshi Lianhe. I hereby irrevocably authorize Mr. Guo Man to exercise the following rights within the valid term of this Power of Attorney:
     Authorize Mr. Guo Man (Chinese ID number: 110102196305041171) to represent myself to exercise my shareholder rights (including voting power) as specified by PRC laws and the articles of association of Shengshi Lianhe at the shareholders’ meeting of Shengshi Lianhe, including, but not limited to, signing related legal instruments with respect to the selling or transfer of all or part of my equity in Shengshi Lianhe and as my authorized representative, nominating and appointing the general manager of Shengshi Lianhe at the shareholders’ meeting of Shengshi Lianhe.
     The precondition for the said authorization and entrustment is that Mr. Guo Man is a Chinese citizen and an employee of AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”) and AM Technology agrees to the said authorization and entrustment. Once Mr. Guo Man no longer serves AM Technology or AM Technology informs me to terminate the said authorization and entrustment, I will immediately withdraw the entrustment and authorization granted herein to him and will designate/authorize the other person as nominated by AM Technology to exercise any and all my shareholder rights (including voting power) at the shareholders’ meeting of Shengshi Lianhe.
     This Power of Attorney shall become effective as of the signing date and will remain in force throughout the duration of Shengshi Lianhe, unless the Amended and Restated Call Option Agreement jointly signed by me, AM Technology and Shengshi Lianhe on June 14, 2007 is prematurely terminated for whatsoever reason.

Xu Qing
/s/ Xu Qing

November 28, 2008

English Translation
Power of Attorney
     I, Guo Man, a citizen of the People’s Republic of China (“China”), Chinese ID number: 110102196305041171, am a shareholder of Beijing Shengshi Lianhe Advertising Co., Ltd. (“Shengshi Lianhe”) and hold the 79.86% equity of Shengshi Lianhe. I hereby irrevocably continue to authorize Mr. Zhang Xiaoya to exercise the following rights within the valid term of this Power of Attorney:
     Authorize Mr. Zhang Xiaoya (Chinese ID number: 130104196210091519) to represent myself to exercise my shareholder rights (including voting power) as specified by PRC laws and the articles of association of Shengshi Lianhe at the shareholders’ meeting of Shengshi Lianhe, including, but not limited to, signing related legal instruments with respect to the selling or transfer of all or part of my equity in Shengshi Lianhe and as my authorized representative, nominating and appointing the general manager of Shengshi Lianhe at the shareholders’ meeting of Shengshi Lianhe.
     The precondition for the said authorization and entrustment is that Mr. Zhang Xiaoya is a Chinese citizen and an employee of AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”) and AM Technology agrees to the said authorization and entrustment. Once Mr. Zhang Xiaoya no longer serves AM Technology or AM Technology informs me to terminate the said authorization and entrustment, I will immediately withdraw the entrustment and authorization granted herein to him and will designate/authorize the other person as nominated by AM Technology to exercise any and all my shareholder rights (including voting power) at the shareholders’ meeting of Shengshi Lianhe.
     This Power of Attorney shall become effective as of the signing date and will remain in force throughout the duration of Shengshi Lianhe, unless the Amended and Restated Call Option Agreement jointly signed by me, AM Technology and Shengshi Lianhe on June 14, 2007 is prematurely terminated for whatsoever reason.

Guo Man
/s/ Guo Man

November 28, 2008